Exhibit 4.6(f)

Execution Version

WAIVER

WAIVER, dated as of June 22, 2009 (this “Waiver”), to the Revolving Credit Agreement, dated as of August 19, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMITHFIELD FOODS, INC., a Virginia corporation (the “Borrower”); each of the Subsidiaries of the Borrower from time to time party to the Credit Agreement (each individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), the lenders from time to time party to the Credit Agreement (the “Lenders”), CALYON NEW YORK BRANCH, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL”, NEW YORK BRANCH and SUNTRUST BANK, as co-documentation agents (in such capacities, the “Co-Documentation Agents”), CITICORP USA, INC., as syndication agent (in such capacity, the “Syndication Agent”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders, the Syndication Agents, the Co-Documentation Agents and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has issued certain debt securities outstanding on the date hereof, including the Borrower’s 8% Senior Notes due 2009 (the “2009 Notes”), the Borrower’s 7% Senior Notes due 2011 (the “2011 Notes”), the Borrower’s 7  3/4% Senior Notes due 2013 (the “2013 Notes”), the Borrower’s 7  3/4% Senior Notes due 2017 (the “2017 Notes”) and the Borrower’s 4% Convertible Senior Notes due 2013 (the “Convertible Notes”; together with the 2009 Notes, 2011 Notes, 2013 Notes and 2017 Notes, the “Covered Notes”);

WHEREAS, the agreements and instruments governing or evidencing the Covered Notes (each individually a “Covered Notes Document” and, collectively, the “Covered Notes Documents”) restrict the ability of the Borrower and its Subsidiaries, subject to certain exceptions, to enter into consensual encumbrances or restrictions on the ability of any Subsidiary to pay dividends or to make certain intercompany transfers;

WHEREAS, the Borrower and certain of its Foreign Subsidiaries are parties to various lines of credit, loans and similar agreements pursuant to which certain Foreign Subsidiaries are subject to restrictions (the “Restrictions”) on their ability to make intercompany transfers, certain of which may be in violation of the Covered Notes Documents, and the Borrower has requested that the Administrative Agent and the Lenders waive any Default or Event of Default under the Credit Agreement that may result therefrom, if any, as more fully set forth herein; and

WHEREAS, the Lenders are willing to agree to such requested waiver but only on the terms and conditions contained in this Waiver.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

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SECTION 2. Waiver under the Credit Agreement. The Lenders hereby waive, during the Waiver Period (as defined below), any Default or Event of Default that may have occurred and be continuing under the Credit Agreement resulting from any default or event of default under any Covered Notes Document, solely to the extent arising out of the existence of the Restrictions. For purposes of this Waiver, the “Waiver Period” shall mean the period from and including the Effective Date (as defined below) until the earliest to occur of (a) the receipt by the Borrower of any notice from any trustee (or any required percentage of holders entitled to delivery such notice) under any Covered Notes Document of a default under such Covered Notes Document arising out of the existence of the Restrictions and (b) the date that is three Business Days following the Effective Date in the event any Restrictions that would result in a default under any Covered Notes Document are in effect on such date.

SECTION 3. Conditions to Effectiveness. This Waiver shall become effective upon the date (the “Effective Date”) on which the following conditions are satisfied: (i) the Administrative Agent shall have received counterparts of this Waiver, executed and delivered by a duly authorized officer of each of the Obligors and Lenders constituting the Required Lenders and (ii) no Default or Event of Default shall have occurred and be continuing as of the Effective Date (after giving effect to this Waiver).

SECTION 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that as of the Effective Date, after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing and the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Effective Date (after giving effect to this Waiver) as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

SECTION 5. Effect of Waiver. (a) This Waiver shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly provided for herein, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with its terms.

(b) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement after giving effect to this Waiver. This Waiver shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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SECTION 6. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Waiver, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 7. Headings. The headings of this Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Counterparts. This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 9. GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Smithfield Foods, Inc.

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President

Iowa Quality Meats, Ltd. North Side Foods Corp. John Morrell & Co. Patrick Cudahy Incorporated QTF Liquidation Corp., formerly known as Quik-To-Fix Foods, Inc. Stefano Foods, Inc.
Murphy Farms of Texhoma, Inc.
Smithfield Global Products, Inc.
Fannland Foods, Inc.

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President

The Smithfield Packing Company, Incorporated, formerly known as Gwaltney of Smithfield, Ltd., and successor by merger of
Coddle Roasted Meats, Inc.
Hancock’s Old Fashioned Country Ham, Inc. Lykes Meat Group, Inc.
Premium Pork, Inc.
Stadler’s Country Hams, Inc.
Sunnyland, Inc.
The Smithfield Companies, Inc.
The Smithfield Packing Company, Incorporated
The Smithfield Ham and Products Company, Incorporated

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

Murphy-Brown LLC, successor by merger of
Brown’s of Carolina LLC
Carroll’s Foods LLC
Carroll’s Foods of Virginia LLC
Central Plains Farms LLC
Circle Four LLC
Murphy Farms LLC
Quarter M Farms LLC
Murphy-Brown Holdings LLC

By:	John Morrell & Co., as its sole member

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President

John Morrell & Co., successor by merger of
Dakota Acquisition Company
John Morrell of Japan, Inc.

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

By:	/s/ Barbara R. Marks
Name: BARBARA R. MARKS
Title: EXECUTIVE DIRECTOR

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

AgFirst Farm Credit Bank, as a Lender

By:	/s/ Matt Jeffords
Name: Matt Jeffords
Title: Assistant Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

Bank of America, N.A., as a Lender

By:	/s/ William F. Sweeney
Name: William F. Sweeney
Title: Senior Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.. “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By:	/s/ Jeff P. Geisbauer
Name: JEFF P. GEISBAUER
Title: Vice President

By:	/s/ Rebecca O. Morrow
Name: Rebecca O. Morrow
Title: Executive Director

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

Farm Credit Services of America, PCA as a Lender

By:	/s/ Bruce Dean
Name: Bruce Dean
Title: Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

FARM CREDIT SERVICES OF MID-AMERICA, FLCA

By:	/s/ Ralph M. Bowman
Name: Ralph M. Bowman
Title: Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

FARM CREDIT BANK OF TEXAS, as a Lender

By:	/s/ Chris M. Levine
Name: Chris M. Levine
Title: Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

FARM CREDIT WEST, FLCA, as a Lender

By:	/s/ Ben Madonna
Name: Ben Madonna
Title: Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

FCS FINANCIAL, PCA, as a Lender

By:	/s/ Lee Fuchs
Name: Lee Fuchs
Title: Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

First Pioneer Farm Credit, ACA, as a Lender

By:	/s/ James M. Papai
Name: James M. Papai
Title: Senior Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Marie G. Mollo
Name: Marie G. Mollo
Title: Duly Authorized Signatory

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

GOLDMAN SACHS CREDIT PARTNERS, L.P. as a Lender

By:	/s/ Andrew Caditz
Name: Andrew Caditz
Title: Authorized Signatory

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

HARRIS N.A., as a Lender

By:	/s/ Corey Noland
Name: Corey Noland
Title: Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ James Latimer
Name: James Latimer
Title: Managing Director

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

MidAtlantic Farm Credit, ACA, as a Lender

By:	/s/ William J. Rutter
Name: William J. Rutter
Title: Vice President

By:
Name:
Title:

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

NORTHWEST FARM CREDIT SERVICES, FLCA as a Lender

By:	/s/ Carol L. Sobson
Name: Carol L. Sobson
Title: Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

The Royal Bank of Scotland PLC, as a Lender

By:	/s/ Bhavin Shah
Name: Bhavin Shah
Title: Managing Director

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ M. Gabe Bonfield
Name: M. Gabe Bonfield
Title: Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement

United FCS, FLCA, d/b/a FCS Commercial Finance Group

By:	/s/ Lisa Caswell
Name: Lisa Caswell
Title: Assistant Vice President

Signature Page to Waiver to

Smithfield Foods, Inc. Revolving Credit Agreement